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AGREEMENT between CASTLE HILL ASSOCIATES , INC. ("CASTLE HILL ") and CAPITAL
ADVISORY PARTNERS, LLC ("CAP")


         WHEREAS CASTLE HILL is a development stage company that has no specific business plan and intends to merge, acquire or otherwise combine with an unidentified company (the "Business Combination");

         WHEREAS CAP  assisted in the incorporation of CASTLE HILL;

         WHEREAS CAP is a shareholder of CASTLE HILL and desires that CASTLE HILL locate a suitable target company for a Business Combination;

         WHEREAS CASTLE HILL desires that CAP assist it in locating a suitable target company for a Business Combination;

         NOW THEREFORE, it is agreed:

         1.00   ACTIONS BY CAP .  CAP  agrees to assist in:

         1.01 The preparation and filing with the Securities and Exchange Commission of a registration statement on Form 10-SB for the common stock of CASTLE HILL;

         1.02 The location and review of potential target companies for a Business Combination and the introduction of potential candidates to CASTLE HILL;

         1.03 The preparation and filing with the Securities and Exchange Commission of all required filings under the Securities Exchange Act of 1934 until CASTLE HILL enters into a Business Combination;

         2.00 PAYMENT OF CAP EXPENSES. CAP agrees to pay on behalf of CASTLE HILL all corporate, organizational and other costs incurred or accrued by CASTLE HILL until effectiveness of a Business Combination. CAP understands and agrees that it will not be reimbursed for any payments made by it on behalf of CASTLE HILL.

         3.00 INDEPENDENT CONSULTANT. CAP is not now, and shall not be, authorized to enter into any agreements, contracts or understandings on behalf of CASTLE HILL and CAP is not, and shall not be deemed to be, an agent of CASTLE HILL.

         4.00 USE OF OTHER CONSULTANTS. CASTLE HILL understands and agrees that CAP intends to work with consultants, brokers, bankers, or others to assist it in locating business entities suitable for a Business Combination and that CAP may share with such consultants or others, in its sole discretion, all or any portion of its stock in CASTLE HILL and may make payments to such consultants from its own resources for their services. CASTLE HILL shall have no responsibility for all or any portion of such payments.


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         5.00 CAP. CAP will bear its own expenses incurred in regard to its actions under this agreement.

         6.00 ARBITRATION. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the City of New York.

         7.00 COVENANT OF FURTHER ASSURANCES. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

         8.00 PRIOR AGREEMENTS. This agreement constitutes the entire agreement between the parties and memorializes the prior oral agreement between the parties and all understandings between the parties pursuant to such oral agreements are recorded herein. The effective date herein is as of the earliest date of the oral agreement between the parties.

         9.00 EFFECTIVE DATE. The effective date of this agreement is as of April 11, 2000.

         IN WITNESS WHEREOF, the parties have approved and executed this agreement.




CASTLE HILL ASSOCIATES, INC.

/s/ Patricia A. Meding
-------------------------------------
Patricia A. Meding, President


CAPITAL ADVISORY PARTNERS, LLC

/s/ Patricia A. Meding
-------------------------------------
Patricia A. Meding, Managing Member